EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) effective as of the 1st day of January, 2019 to the Employment Agreement, initially effective as of January 1, 2017 and amended as of June 29, 2017 and January 1, 2018 (the “Employment Agreement”), by and between Heat Biologics, Inc. (the “Corporation”) and Jeff T. Hutchins (“Executive”).  Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Scientific and Operating Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement.

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.  Amendment.  The fourth sentence of Section 3(a)(iii) is hereby deleted in its entirety and replaced with the following:

“In addition, the Board may, in its sole discretion, award the Executive a cash performance bonus (the “Performance Bonus”) equal to approximately 30% of his then outstanding Base Salary at the end of each year in addition to an equity bonus in the sole discretion of Board, with the actual amount of any such bonus increased or decreased in the sole discretion of the Board.”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable. State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Dr. Hutchins Employment Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chief Executive Officer

/s/ Jeff T. Hutchins
JEFF T. HUTCHINS